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                                                                     Exhibit 15

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-98061 of Mitsubishi Tokyo Financial Group, Inc. on Form F-3 of our report dated September 22, 2004 (which expresses an unqualified opinion and includes an explanatory paragraph referring to the changes in methods of accounting for
(a) derivative financial instruments and hedging and (b) goodwill and other intangible assets, both described in Note 1) appearing in this Annual Report on Form 20-F of Mitsubishi Tokyo Financial Group, Inc. for the year ended March 31, 2004.

/s/ Deloitte Touche Tohmatsu
DELOITTE TOUCHE TOHMATSU
Tokyo, Japan
September 28, 2004